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                                                           EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-3 (being filed with respect to 1,241,842 shares of Phoenix Technologies Ltd. common stock) of our reports dated October 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. as of September 30, 1995 and 1994, and for each of the three fiscal years in the period ended September 30, 1995, which reports are included in the Registrant's Annual Report on Form 10-K.

                                       /s/ Coopers & Lybrand L.L.P.
                                       COOPERS & LYBRAND L.L.P.


San Jose, California
November 15, 1996